Exhibit 10.2
GUARANTY AGREEMENT
THIS GUARANTY AGREEMENT (this “Guaranty”) is executed as of July 15, 2021, by CIM REAL ESTATE FINANCE TRUST, INC., a Maryland corporation, having an address at 2398 East Camelback Road, 4th Floor Phoenix, Arizona 85016 (“Guarantor”), for the benefit of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179 (together with its successors and/or assigns, “JPM”), and DBR INVESTMENTS CO. LIMITED, a Cayman Islands corporation, having an address at 60 Wall Street, 10th Floor, New York, New York 10005 (together with its successors and/or assigns “DB”, and together with JPM, collectively “Lender”).
W I T N E S S E T H:
WHEREAS, pursuant to the Note (as defined in the Loan Agreement (defined below)) executed by the Entities Set Forth on Schedule I attached thereto, each a Delaware limited liability company (“Borrower”), Borrower has become indebted, and may from time to time be further indebted, to Lender with respect to a loan (the “Loan”) which is secured by the Mortgages (as defined in the Loan Agreement), and is further evidenced by that certain Loan Agreement, of even date herewith between Borrower and Lender (as the same may hereinafter be amended, modified, restated, renewed or replaced, the “Loan Agreement”) and further evidenced, secured or governed by the Loan Documents (as defined in the Loan Agreement);
WHEREAS, Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined); and
WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor will directly benefit from Lender’s making the Loan to Borrower.
NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and to extend such additional credit as Lender may from time to time agree to extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
ARTICLE I.
NATURE AND SCOPE OF GUARANTY
1.1.Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

1.2.Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means all obligations and liabilities of Borrower pursuant to Section 9.3 of the Loan Agreement.
1.3.Nature of Guaranty. This Guaranty is an irrevocable, absolute and continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.
1.4.Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender or against payment of the Guaranteed Obligations (other than a defense of actual payment or performance of the Guaranteed Obligations hereunder), whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.
1.5.Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, within ten (10) Business Days following written demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.
1.6.No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other Person, (ii) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (iv) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.
1.7.Waivers. Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of, and any rights of consent to (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, the Mortgages, the Loan Agreement or of any other Loan Documents, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Properties, (v) the occurrence of any breach by Borrower or an Event of Default, (vi) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrower, or (ix) except as expressly provided herein, any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed.
1.8.Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, within ten (10) Business Days following written demand by Lender, pay Lender all out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.
1.9.Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s payment or performance of such obligations and then only to the extent of such payment or performance.
1.10.Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender), to, at any time while the Debt (other than any contingent indemnification obligation not yet due and payable)and/or the Guaranteed Obligations are outstanding, assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise (other than defense of actual payment or actual performance).

1.11.Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.
ARTICLE II.
EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS
To the extent permitted by applicable law, Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:
2.1.Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, any Mortgage, the Loan Agreement, the other Loan Documents (except, subject to Section 6.5 hereof, with respect to amendments of this Guaranty), or any other document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.
2.2.Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower.
2.3.Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members, as applicable, of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.
2.4.Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note, the Mortgages, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note, the Mortgages, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.
2.5.Release of Obligors. Any full or partial release of the liability of Borrower for the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other parties to pay or perform the Guaranteed Obligations.
2.6.Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.
2.7.Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.
2.8.Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.
2.9.Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

2.10.Offset. The Note, the Loan Agreement, the Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower or Guarantor against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise (other than defense of actual payment or actual performance).
2.11.Merger. The reorganization, merger or consolidation of Borrower into or with any other Person.
2.12.Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.
2.13.Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents and warrants to Lender as follows:
3.1.Benefit. Guarantor is an Affiliate of Borrower, is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.
3.2.Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.
3.3.No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

3.4.Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.
3.5.Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.
3.6.Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Guarantor’s knowledge, threatened in writing against or affecting Guarantor which would result in a material adverse change in the operations, business, property or assets or condition (financial or otherwise) of Guarantor.
3.7.No Plan Assets. Guarantor is not and shall not become an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). Except as could not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on Guarantor, Guarantor is not obligated to contribute to any employee benefit plan (as so defined) subject to Title IV of ERISA. Transactions contemplated hereunder by or with Guarantor are not subject to any state statute or regulation applicable to Guarantor with respect to governmental plans (within the meaning of Section 3(32) of ERISA) which hold an equity investment in Guarantor which are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect and which prohibit the transactions contemplated by this Agreement (“Applicable Similar Law”), including, but not limited to the exercise by Lender of any of its rights under the Loan Documents, Guarantor covenants and agrees that it will use commercially reasonable efforts to provide notice to Lender in writing if, in the reasonable judgment of Guarantor, which may be based on consultation with Counsel, the assets of Guarantor constitute plan assets of any “benefit plan investor” within the meaning of Section 3(42) of ERISA or any plan subject to any Applicable Similar Law.
3.8.ERISA. Assuming that no portion of the Loan is funded or held with “plan assets” within the meaning of the Plan Asset Regulations (unless the applicable Lender is relying on an applicable prohibited transaction exemption, the conditions of which are satisfied), Guarantor shall not knowingly engage in any transaction, other than a transaction contemplated hereunder, which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, the Mortgages, the Loan Agreement or the other Loan Documents) to be a non-exempt prohibited transaction under Section 406(a) of ERISA.
3.9.Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.
ARTICLE IV.
SUBORDINATION OF CERTAIN INDEBTEDNESS
4.1.Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. Upon the occurrence of an Event of Default or the occurrence of an event which would, with the giving of notice or the passage of time, or both, constitute an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims; provided, however, that so long as no default exists hereunder, Guarantor shall have the right to receive distributions from Borrower as and to the extent permitted by the Loan Documents and to further distribute such amounts to Guarantor’s respective direct and indirect beneficial owners.
4.2.Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

4.3.Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.
4.4.Liens Subordinate. Guarantor agrees that, until the Debt is paid in full (other than any contingent indemnification obligation not yet due and payable) and the Guaranteed Obligations have been fully performed and satisfied by Guarantor (other than any contingent indemnification obligation not yet due and payable), any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Until such time as the Debt is paid in full and the Guaranteed Obligations have been performed and paid in full (other than any contingent indemnification obligation not yet due and payable), without the prior written consent of Lender, neither Guarantor nor any of its Affiliates shall (i) exercise or enforce any creditor’s right it may have against Borrower, (ii) create any Liens encumbering any Individual Property1, Borrower or any interest in either of the foregoing, other than Permitted Encumbrances, or (iii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgage, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.
ARTICLE V.
COVENANTS
5.1.Definitions. As used in this Guaranty, the following terms shall have the respective meanings set forth below:
(a)“Net Worth” shall mean, as of a given date, (i) a Person’s total assets (exclusive of the Properties) as of such date less (ii) such Person’s total liabilities as of such date, determined in accordance with GAAP.
(b)“Liquid Assets” shall mean (1) any of the following, but only to the extent owned individually, free of all security interests, liens, pledges, charges or any other encumbrance: (a) cash and any other cash equivalents reasonably acceptable to Lender, (b) certificates of deposit (with a maturity of two (2) years or less) issued by, or savings account with, any bank or other financial institution reasonably acceptable to Lender or (c) marketable securities listed on a national or international exchange reasonably acceptable to Lender, marked
1 Once a property is release it will no longer be an “Individual Property”.

to market, (2) Uncalled Capital Commitments (provided, however, that if such Uncalled Capital Commitments are encumbered, the aggregate amount thereof shall be decreased by an amount equal to the outstanding principal amount of any indebtedness (or any letters of credit issued by Guarantor) secured by such Uncalled Capital Commitments) and (3) so long as Guarantor is not in default or breach thereunder (beyond any applicable grace, cure or notice period), amounts available to Guarantor under then-current lines of credit that have a maturity date that is later than the Maturity Date, which amounts are available to be drawn at the Guarantor’s discretion (and not at the discretion of the funding institution other than with respect to the satisfaction of customary conditions) so long as such lines of credit are then subject to current, legally enforceable funding obligations of lenders approved by Lender, which approval shall not be unreasonably withheld (taking into account the current publicly available financial statements available for any such institution as well as any then-current Rating Agency guidelines applicable with respect thereto); provided that Liquid Assets shall not include any asset that is a part of the Properties or any Individual Property or that is otherwise part of the collateral for the Loan.
(c)“Qualified Investor” shall mean any member of any Guarantor with respect to which member none of the following has occurred: (i) the failure of such member to pay any portion of its capital commitment to any Guarantor within ten (10) Business Days following the date when such payment was due; (ii) to the extent the applicable Guarantor is aware of such occurrence, such member becoming the subject of any bankruptcy or other insolvency proceeding or the appointment of a receiver in respect thereof; (iii) such member repudiates in writing any portion of its capital commitment to any Guarantor; (iv) such member withdrawing, in whole or in part, as a member of such Guarantor in accordance with the applicable partnership agreement; or (v) the release or termination of such member’s capital commitment to the applicable Guarantor.
(d)“Uncalled Capital Commitments” shall mean subscribed, irrevocable and uncalled capital commitments in favor of Guarantor from Qualified Investors (it being understood that such Uncalled Capital Commitments shall not include any uncalled capital that is not available to support Guarantor’s investment in the Properties).
4.2.Covenants. Until all of the Debt (other than any contingent indemnification obligation not yet due and payable) and the Guaranteed Obligations have been paid in full:
(a)Guarantor shall maintain a Net Worth of not less than $250,000,000.00; and
(b)Guarantor shall maintain Liquid Assets of not less than $50,000,000.00.
4.3.Financial Statements. Guarantor shall furnish, or cause to be furnished;
(a)within one hundred twenty (120) days after the end of each fiscal year of Guarantor, a complete copy of Guarantor’s annual financial and operating statements audited by an independent certified public accountant acceptable to Lender (it being agreed that any of the “Big Four” accountants or DDK & Company LLC is acceptable to Lender) prepared in accordance with GAAP (or such other accounting basis acceptable to Lender) and (if applicable and requested by Lender) the requirements of Regulation AB, including statements of income and expense and cash flow and a balance sheet for Guarantor, together with a certificate of an authorized officer of Guarantor (solely in its capacity as an officer of Guarantor and without any personal liability whatsoever) (A) setting forth in reasonable detail Guarantor’s Net Worth and Liquid Assets as of the end of such prior fiscal year and based on such annual financial statements, and (B) certifying that, to the best knowledge of the certifying individual, such annual financial statements are true, correct, accurate and complete in all material respects and fairly present the financial condition of Guarantor;
(b)within forty-five (45) days after the end of each fiscal quarter of Guarantor, financial statements and statements of changes (including a balance sheet as of the end of such fiscal quarter and a statement of income and expense for such fiscal quarter) certified by an authorized officer of Guarantor (solely in its capacity as an officer of Guarantor and without any personal liability whatsoever) and in form and level of detail reasonably satisfactory to Lender, together with a certificate of an authorized officer of Guarantor (solely in its capacity as an officer of Guarantor and without any personal liability whatsoever) (A) setting forth in reasonable detail Guarantor’s Net Worth as of the end of such prior calendar quarter and based on the foregoing quarterly financial statements, and (B) certifying that, to the best knowledge of the certifying individual, such quarterly financial statements are true, correct, accurate and complete in all material respects and fairly present the financial condition of Guarantor in a manner consistent with GAAP (or such other accounting basis acceptable to Lender) and the requirements of Regulation AB (if applicable and requested by Lender);
(c)within thirty (30) days after request by Lender, such other financial information with respect to Guarantor as Lender may reasonably request; provided, that Guarantor shall not be required to produce or create any new or additional reports or statements (other than certifications concerning Guarantor’s Net Worth and Liquid Assets) beyond that which is produced in the ordinary course in order to comply with any such request.
ARTICLE VI.
MISCELLANEOUS
6.1.Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.
6.2.Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

1.Guarantor:
CIM Real Estate Finance Trust, Inc.
540 Madison Avenue, 8th Floor
New York, New York 10022
2.    Attention: Daniel Ottensoser
Facsimile No.: (609) 926-2290
3.with a copy to:    Paul, Weiss, Rifkind, Wharton & Garrison LLP
4. 1285 Avenue of the Americas
5.New York, New York 10019-6064
6.Attention: Harris Freidus, Esq.
Lender:
JPMorgan Chase Bank, National Association
383 Madison Avenue, 8th Floor
New York, New York 10179
Attention: Simon B. Burce
Facsimile No.: (212) 834-6029
with a copy to:    JPMorgan Chase Bank, National Association
4 Chase Metrotech Center, 4th Floor
Brooklyn, New York 11245-0001
Attention: Nancy Alto
Facsimile No.: (917) 546-2564
and

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention: Bonnie A. Neuman, Esq.
Facsimile No.: (212) 504-6666

and to:    DBR Investments Co. Limited
    60 Wall Street, 10th Floor
    New York, NY 10005
    Attention: Robert W. Pettinato, Jr.
Facsimile No.: (212) 797-4489

    DBR Investments Co. Limited
    60 Wall Street, 10th Floor
    New York, NY 10005
    Attention: General Counsel
    Facsimile No.: (646) 736-5721
A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming (unless such receipt is not on a Business Day, or is after 5:00 p.m. on a Business Day, in the place to which such notice was so transmitted, in which case notice shall be deemed to have been given on the next Business Day). Delivery of notice by email or telecopy alone does not constitute effective delivery, unless delivery is performed through an additional method (other than email and telecopy) in accordance with this Section 6.2. Any notice which the intended recipient refuses to accept shall be deemed to be given to, and received by, such recipient at the time of such refusal.
6.3.Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GUARANTOR AND (BY ITS ACCEPTANCE HEREOF) LENDER EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GUARANTOR AGREES THAT SERVICE OF PROCESS UPON GUARANTOR’S ADDRESS AT 540 MADISON AVENUE, NEW YORK, NEW YORK 10022 AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH ADDRESS IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGE IN THE ADDRESS FOR GUARANTOR SET FORTH IN THIS SECTION 6.3 (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE AN AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS AND

WHICH SUBSTITUTE AGENT SHALL BE THE SAME AGENT DESIGNATED BY BORROWER UNDER THE LOAN AGREEMENT), AND (III) SHALL PROMPTLY DESIGNATE AN AUTHORIZED AGENT IF GUARANTOR CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION.
6.4.Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
6.5.Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.
6.6.Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.
6.7.Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.
6.8.Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.
6.9.Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

6.10.Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.
6.11.Other Defined Terms. Any capitalized term utilized herein shall have the meaning as specified in the Loan Agreement, unless such term is otherwise specifically defined herein.
6.12.Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.
6.13.Waiver of Right To Trial By Jury. GUARANTOR AND (BY ITS ACCEPTANCE HEREOF) LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE LOAN AGREEMENT, THE MORTGAGES, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF GUARANTOR AND LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR OR LENDER, AS APPLICABLE.
6.14.Cooperation. Guarantor acknowledges that, in accordance with Section 9.1 of the Loan Agreement and subject to any limitations therein, Lender and its successors and assigns may (i) sell this Guaranty, the Note and other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Guaranty to one or more investors, (iii) deposit this Guaranty, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as “Secondary Market Transaction”). Guarantor shall, in accordance with Section 9.1 of the Loan Agreement and subject to the limitations set forth therein, cooperate with Lender in effecting any such Secondary Market Transaction and shall cooperate to implement all customary and reasonable requirements imposed by any Rating Agency or potential investor involved in any Secondary Market Transaction. Guarantor shall, in accordance with Section 9.1 of the Loan Agreement and subject to the limitations set forth therein, provide such information and documents relating to Guarantor as Lender may reasonably request in connection with such Secondary Market Transaction and shall make available to Lender all information concerning its business and operations that Lender may reasonably request. Subject to Lender’s standard confidentiality procedures then in effect, Lender shall be permitted to share all such information with the investment banking firms (or other potential investors), Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Guarantor to Lender may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Guarantor in the form as provided by Guarantor. Lender may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.
6.15.Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.
6.16.Limitation on Liability. Notwithstanding anything to the contrary contained herein, Guarantor shall not have any liability with respect to the Guaranteed Obligations hereunder solely to the extent first arising out of acts or omissions which occur after the occurrence of any of the following: (i) the completion of the foreclosure of the Mortgages (whether judicially or non-judicially by private sale or (ii) Lender (or its assignee, successor, nominee or designee) otherwise acquiring title to the Properties (including by deed in lieu of foreclosure) as a result of the Lender’s exercise of remedies under the Loan Documents; provided, however, that Guarantor shall remain liable with respect to the events described in Section 9.3(c)(ii)(A) of the Loan Agreement; provided further, however, that in no event shall Guarantor be released from any liability or obligation hereunder (a) that occurred, arose or accrued prior to the occurrence of any enforcement action described in the foregoing clauses (i) or (ii) of this Section 6.16 (each, an “Enforcement Action) (and for the avoidance of doubt,

Guarantor shall remain liable with respect to the events described in Section 9.3(c)(ii)(A) of the Loan Agreement, whether such events occurred, arose or accrued prior to, on or after any Enforcement Action), (b) that occurred, arose or accrued on or after any Enforcement Action to the extent that an act or action of Borrower, Guarantor, an Affiliate of any of the foregoing or a Person acting on behalf thereof causes or authorizes the event giving rise to such liability or obligation to accrue or (c) that occurred, arose or accrued after any Enforcement Action is set aside, rescinded or invalidated.
5.17.Certain California State Specific Provisions. In the event of any inconsistencies between the other terms and conditions of this Guaranty and this Section 6.17, the terms and conditions of this Section 6.17 shall control and be binding:
(a)With respect to the foregoing provisions contained in this Guaranty, the following shall apply with respect to the State of California:
(i)Modifications to Loan and Loan Documents. Guarantor agrees that Lender may do any of the following without affecting the enforceability of this Guaranty or the other Loan Documents: (A) take (with Borrower’s consent) or release additional security for any obligation in connection with the Loan Documents; (B) discharge or release (by judicial or nonjudicial foreclosure, acceptance of a deed in lieu of foreclosure or otherwise) any Person or Persons liable under the Loan Documents; (C) accept or make compositions or other arrangements or file or refrain from filing a claim in any bankruptcy proceeding of Borrower or any other Restricted Party, any guarantor of Borrower’s or any other Restricted Party’s obligations under the Loan Documents or any pledgor of collateral for any Person’s obligations to Lender; and (D) credit payments in such manner and order of priority to principal, interest or other obligations as Lender may determine in accordance with the Loan Documents.
(ii)Waivers.
(A)Guarantor agrees that Lender’s right to enforce this Guaranty is absolute and is not contingent upon the validity or enforceability of any of the Loan Documents. Guarantor waives all benefits and defenses it may have under California Civil Code Section 2810 and agrees that Lender’s rights under this Guaranty shall be enforceable even if Borrower or any other Restricted Party had no liability at the time of execution of the Loan Documents or later ceases to be liable.
(B)Guarantor waives all benefits and defenses it may have under California Civil Code Section 2809 and agrees that Lender’s rights under the Loan Documents will remain enforceable even if the amount secured by the Loan Documents is larger in amount and more burdensome than that for which Borrower or any other Restricted Party is responsible. The enforceability of the Guaranty against Guarantor shall continue until all sums due under the Loan Documents have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for Borrower’s and each other Restricted Party’s obligations under the Loan Documents, from whatever cause, the failure of any security interest in any such security or collateral or any disability or other defense (other than payment) of Borrower or any other Restricted Party, any guarantor of Borrower’s or any other Restricted Party’s obligations under the Loan Documents, any other pledgor of collateral for any Person’s obligations to Lender or any other Person in connection with the Loan.
(C)Guarantor waives all benefits and defenses it may have under California Civil Code Sections 2845, 2849 and 2850 (subject to Section 1.10 of this Guaranty), including, without limitation, the right to require Lender to (i) proceed against Borrower or any other Restricted Party, any guarantor of Borrower’s or any other Restricted Party’s obligations under the Loan Documents, any other pledgor of collateral for any Person’s obligations to Lender or any other Person in connection with the Loan, (ii) proceed against or exhaust any other security or collateral Lender may hold, or (iii) pursue any other right or remedy for Borrower’s or any other Restricted Party’s benefit, and agree that Lender may exercise its rights under this Guaranty or may foreclose against one or more Individual Properties without taking any action against Borrower, any other Restricted Party, any guarantor of Borrower’s obligations under the Loan Documents, any pledgor of collateral for any Person’s obligations to Lender or any other Person in connection with the Loan, and without proceeding against or exhausting any security or collateral Lender holds.
(D)Guarantor waives any rights or benefits it may have by reason of California Code of Civil Procedure Section 580a, or other applicable law, which could limit the amount which Lender could recover in a foreclosure of any Individual Property to the difference between the amount owing under the Loan Documents and the fair value of the Properties or interests sold at a nonjudicial foreclosure sale or sales of any other real property held by Lender as security for the obligations under the Loan Documents.
(E)Guarantor, as a guarantor or surety, waives diligence and all demands, protests, presentments and notices of protest, dishonor, nonpayment and acceptance of the Loan Documents.
(F)Guarantor waives all rights and defenses that are or may become available to the guarantor or other surety by reason of California Civil Code Sections 2787 to 2855, inclusive, subject to Section 1.10 of this Guaranty.
(G)This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives:
(1)any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require Lender to take prior recourse or proceedings against any collateral, security or Person whatsoever;
(2)any rights of sovereign immunity and any other similar and/or related rights; and
(3)any defenses (other than that (x) the Guaranteed Obligations are not due and owing or have been paid in full or (y) all sums payable under the Note or any of the other Loan Documents have been paid in full).
(H)Guarantor further waives: (a) any defense based upon any legal disability or other defense of Borrower or any other Restricted Party, any guarantor of Borrower’s or any other Restricted Party’s obligations or by reason of the cessation or limitation of the liability of Borrower or any other Restricted Party from any cause other than that (x) the Guaranteed Obligations are not due and owing or have been paid in full or (y) all sums payable under the Note or any of the other Loan Documents have been paid in full; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower or any other Restricted Party or any principal of Borrower or any other Restricted Party or any defect in the formation of Borrower or any other Restricted Party or any principal of Borrower or any other Restricted Party; (c) any defense based upon the application by Borrower or any other Restricted Party of the proceeds of the Loan for purposes other than the purposes represented by Borrower or any other Restricted Party to Lender or intended or understood Lender or Guarantor; (d) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (c) any defense based upon Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute; (f) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code; and (g) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof, including, without limitation, any rights arising under Section 359.5 of the California Code of Civil Procedure. Guarantor agrees that the payment of all sums payable under the Note or any of the other Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Note or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder. Without limiting the generality of the foregoing or any other provision hereof, Guarantor expressly waives for the benefit of Lender to the extent permitted by law any and all rights and defenses which might otherwise be available to Guarantor under California Civil Code Sections 2899 and 3433 or any similar law of California or of any other state or of the United States.

(I)Guarantor hereby also waives and agrees not to assert or take advantage of any defense of Guarantor based upon Lender’s election of any remedy against Guarantor, Borrower or any other Restricted Party, including, without limitation, the defense to enforcement of this Guaranty (the “Gradsky” defense based upon Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968) or subsequent cases) which, absent this waiver, Guarantor would have by virtue of an election by Lender to conduct a non-judicial foreclosure sale of any Individual Property, it being understood by Guarantor that any such non-judicial foreclosure sale will destroy, by operation of California Code of Civil Procedure Section 580d, all rights of any party to a deficiency judgment against Borrower or any other Restricted Party, and, as a consequence, will destroy all rights which Guarantor would otherwise have (including, without limitation, the right of subrogation, the right of reimbursement, and the right of contribution) to proceed against Borrower or any other Restricted Party and to recover any such amount, and that Lender could be otherwise estopped from pursuing Guarantor for a deficiency judgment after a non-judicial foreclosure sale on the theory that a guarantor should be exonerated if a lender elects a remedy that eliminates the guarantor’s subrogation, reimbursement or contribution rights.
(J)Guarantor hereby also waives (a) any defense based upon Lender’s failure to disclose to Guarantor any information concerning Borrower’s or any other Restricted Party’s financial condition or any other circumstances bearing on Borrower’s ability to pay all sums payable under the Note or any of the other Loan Documents; (b) any right of subrogation, any right to enforce any remedy which Lender may have against Borrower or any other Restricted Party and any right to participate in, or benefit from, any security for the Note or the other Loan Documents now or hereafter held by Lender; and (c) presentment, demand, protest and notice of any kind. Guarantor agrees that the payment of all sums payable under the Note or any of the other Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Note or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder.  Without limiting the generality of the foregoing or any other provision hereof, Guarantor expressly waives to the extent permitted by law any and all rights and defenses which might otherwise be available to Guarantor under California Civil Code Sections 2787 to 2855 inclusive (subject to Section 1.10 of this Guaranty) and Chapter 2 of Title 14, 2899 and 3433 and under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any of such sections.
(K)Guarantor agrees that it is bound to the payment of all Guaranteed Obligations, whether now existing or hereafter accruing as fully as if such Guaranteed Obligations were directly owing to Lender by Guarantor.  Guarantor further waives any defense arising by reason of any disability or other defense (other than that (x) the Guaranteed Obligations are not due and owing or have been paid in full or (y) all sums payable under the Note or any of the other Loan

Documents have been paid in full) of Guarantor or by reason of the cessation from any cause whatsoever of the liability of Guarantor in respect thereof.
(L)Guarantor hereby also waives (i) any rights to assert against Lender any defense (legal or equitable), set off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Guarantor or any other party liable to Lender; (ii) any defense, set off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; and (iii) any defense Guarantor has to performance hereunder, and any right Guarantor has to be exonerated, provided by Sections 2819, 2821, 2822, 2825, 2839 or 2853 of the California Civil Code, or otherwise, including, without limitation, arising by reason of:  any claim or defense based upon an election of remedies by Lender; the impairment or suspension of Lender’s rights or remedies against Guarantor; the alteration by Lender of the Guaranteed Obligations; any discharge of Guarantor’s obligations to Lender by operation of law as a result of Lender’s intervention or omission; or the acceptance by Lender of anything in partial satisfaction of the Guaranteed Obligations.  Guarantor acknowledges and agrees that, as a result of the foregoing sentence, Guarantor is knowingly waiving in advance a complete or partial defense to this Guaranty arising under California Code of Civil Procedure Sections 580d or 580a and based upon Lender’s election to conduct a private non-judicial foreclosure sale.
(M)Notwithstanding anything to the contrary contained herein, nothing herein shall waive Guarantor’s right to assert a defense that (x) the Guaranteed Obligations are not due and owing or have been paid in full or (y) the Obligations have been paid in full.
(N)This Guaranty is intended to be cumulative of any rights of Lender under California Code of Civil Procedure Sections 564, 726.5 and 736 and under California Civil Code Section 2929.5. Guarantor hereby waives any restrictions or limitations which such statutes may imposed on the liability of Guarantor or Lender’s rights or remedies under this Guaranty.
(iii)Guarantor Informed of Borrower’s Condition. Guarantor acknowledges that it has had an opportunity to review the Loan Documents. Guarantor agrees to keep itself informed of all material aspects of the financial condition of Borrower and each other Restricted Party and of the performance of Borrower and each other Restricted Party to Lender and agrees that Lender has no duty to disclose to Guarantor any information pertaining to Borrower or any other Restricted Party or any security for the obligations of the other entities comprising Borrower under the Loan Documents.
(iv)Waiver of Estoppel Defense. During the continuance of a Default, Lender may elect to foreclose nonjudicially the Lien of the Mortgages and, if such right has arisen, to also exercise its rights under this Guaranty. Until such time as the Indebtedness that is due has been paid in full, Guarantor acknowledges that its right to seek reimbursement from Borrower for any amounts paid by it to Lender under this Guaranty will be eliminated if Lender elects to so foreclose the Lien of the Mortgages in accordance with the Loan Agreement or such Mortgages. Nevertheless, Guarantor waives any such right to reimbursement and agrees that a nonjudicial foreclosure by Lender of the Lien of the Mortgages will not affect the enforceability of the Loan Documents on Guarantor’s interest in the Properties. In order to further effectuate such waiver, Guarantor hereby agrees that it waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure of the Lien of the Mortgages, has destroyed its rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise.
(v)Subrogation. Guarantor waives its rights under California Civil Code Sections 2847, 2848 and 2849 to the extent not inconsistent with Section 6 of this Guaranty.
(vi)Confirmation of Waivers. In accordance with California Civil Code Section 2856(c), Guarantor, as guarantor, hereby makes the following waivers:
(A)Guarantor waives all rights and defenses that Guarantor may have because the Loan is secured by real property. This means, among other things:
(1)Lender may collect from Guarantor without first foreclosing on any other real or personal property collateral pledged by the Borrower or any other Person (each an “Other Obligor” and collectively, the “Other Obligors”).
(2)If Lender forecloses on any real property collateral pledged by any Other Obligor:
a.The amount of the Loan may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.
b.Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from any Other Obligor.
(B)This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Loan is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

6.18.Certain Texas State Specific Provisions. With respect to the foregoing provisions contained in this Guaranty, the following shall apply with respect to the State of Texas:
Guarantor hereby expressly waives: (i) any right to revoke this Guaranty with respect to the Guaranteed Obligations; (ii) any right to require Lender to do any of the following before Guarantor is obligated to pay or perform the Guaranteed Obligations or before Lender may proceed against Guarantor: (A) sue or exhaust remedies against Borrower or any other Person liable for the Guaranteed Obligations or any portion thereof; (B) sue on an accrued right of action in respect of any of the Guaranteed Obligations or bring any other action, exercise any other right, or exhaust any other remedy; or (C) enforce rights against Borrower’s assets or the collateral pledged by Borrower to secure the Guaranteed Obligations; (iii) any right relating to the timing, manner or conduct of Lender’s enforcement of rights against Borrower’s assets or the collateral pledged by Borrower to secure the Guaranteed Obligations; (iv) if Guarantor and Borrower (or any other Person) have each pledged assets to secure the Guaranteed Obligations, any right to require Lender to proceed first against collateral pledged by Borrower (or any other Person) before proceeding against the collateral pledged by Guarantor; (v) other than as provided for in this Guaranty or the Loan Documents, promptness, diligence, notice of any Event of Default, notice of nonpayment or nonperformance, notice of acceleration or intent to accelerate, demand for payment (although Lender may, but shall have no obligation to, make demand for payment), acceptance or notice of acceptance of this Guaranty, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, notice of any suit or other action by Lender against Borrower or any other Person, any notice to any Person liable for the obligation which is the subject of the suit or action, and all other notices and demands with respect to the Guaranteed Obligations and this Guaranty; and (vi) each of the foregoing rights or defenses, regardless of whether they arise under (A) Rule 31 of the Texas Rules of Civil Procedure, (B) Section 17.001 of the Texas Civil Practice and Remedies Code, (C) Chapter 34 of the Texas Business and Commerce Code2, or (D) any other statute or law, common law, in equity, under contract or otherwise, or under any amendments, recodifications, supplements or any successor statute or law of or to any such statute or law; and (vii) subject to Section 10.1 of the Loan Agreement, any and all rights under Sections 51.003, 51.004 and 51.005 of the Texas Property Code, and under any amendments, recodifications, supplements or any successor statute or law of or to any such statute or law.
6.19.Special New Mexico Provisions. In the event of any inconsistencies between the other terms and conditions of this Guaranty and this Article VI, the terms and conditions of this Article VI shall control and be binding. With respect to the foregoing
2 Requested change under review.

provisions contained in this Guaranty, the following shall apply with respect to the state of New Mexico:
(a)Limitation on Indemnification. To the extent, if at all, N.M. Stat. Ann. § 56-7-1 is applicable to any indemnification provisions in this Guaranty, any agreement to indemnify any indemnitee in this Guaranty is limited by the provisions of such statute.

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EXECUTED as of the day and year first above written.
GUARANTOR:
CIM REAL ESTATE FINANCE TRUST, INC., a Maryland corporation
By:        /s/ Nathan DeBacker
Name: Nathan DeBacker
Title: Chief Financial Officer and Treasurer